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                                Exhibit No. 23(a)

                          Consent of Ernst & Young LLP

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                         Consent of Independent Auditors
                         -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Medarex, Inc. 2001 Stock Option Plan of our report dated February 21, 2001, with respect to the consolidated financial statements of Medarex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

MetroPark, New Jersey
October 22, 2001